Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333- 262557
Subject to Completion
The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these Securities in any state where the offer or sale is not permitted.
Preliminary Pricing Supplement Dated July 28, 2022.

Pricing Supplement dated , 2022 to the Product Supplement MLN-EI-1 dated March 4, 2022 and Prospectus dated March 4, 2022

The Toronto-Dominion Bank
$●
Market Linked Securities - Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index® and the Russell 2000® Index due September 8, 2025

The Toronto-Dominion Bank (“TD” or “we”) is offering the Market Linked Securities - Auto-Callable with Contingent Downside (the “Securities”) linked to the lowest performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index® and the Russell 2000® Index (each, a “Reference Asset” and, together the “Reference Assets”) described below. The “Lowest Performing Reference Asset” on any Call Date will be the Reference Asset with the lowest Percentage Change on that Call Date. For each Reference Asset, the “Percentage Change” on any Call Date will be equal to the change in the Closing Level of such Reference Asset on such Call Date, as compared to its Initial Level (the Closing Level of such Reference Asset on the Pricing Date).
Automatic Call. If the Closing Level of the Lowest Performing Reference Asset on any Call Date (including the Final Valuation Date) is greater than or equal to its Initial Level, we will automatically call the Securities for the Principal Amount plus the Call Premium applicable to that Call Date. If the Securities are not automatically called on any Call Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Lowest Performing Reference Asset as measured from the Pricing Date to and including the Final Valuation Date. Any positive return on the Securities will be limited to the applicable Call Premium, even if the Closing Level of the Lowest Performing Reference Asset on the applicable Call Date significantly exceeds its Initial Level. You will not participate in any appreciation in the level of any Reference Asset and the Securities will not bear interest.
The Call Dates and Call Premium applicable to each Call Date are set forth in the table below.
Call Date	Call Premium*
September 6, 2023	At least 13.55% of the Principal Amount
September 6, 2024	At least 27.10% of the Principal Amount
August 29, 2025 (which is also the Final Valuation Date)	At least 40.65% of the Principal Amount
*The actual Call Premium applicable to each Call Date will be determined on the Pricing Date.
Potential Loss of Principal at Maturity. If the Securities are not automatically called on any Call Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Lowest Performing Reference Asset from its Initial Level to its Closing Level on the Final Valuation Date (its “Final Level”). If the Securities are not automatically called, you will receive the Principal Amount per Security at maturity if, and only if, the Final Level of the Lowest Performing Reference Asset is greater than or equal to its Downside Threshold Level. However, if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, you will have full downside exposure to the decrease in the level of the Lowest Performing Reference Asset from its Initial Level to its Final Level, and will lose more than 40.00%, and possibly all, of the Principal Amount at maturity. Specifically, you will lose 1% of the Principal Amount for each 1% decrease in the Lowest Performing Reference Asset from its Initial Level to its Final Level and you may lose all of the Principal Amount. The Downside Threshold Level for each Reference Asset is equal to 60.00% of its Initial Level.
Any payments on the Securities are subject to our credit risk.
Your return on the Securities will depend solely on the performance of the Reference Asset that is the Lowest Performing Reference Asset on each Call Date. You will not benefit in any way form the performance of any better performing Reference Asset. Therefore, you will be adversely affected if any Reference Asset performs poorly, and such poor performance will not be offset or mitigated by positive or less negative performance by any other Reference Asset.
The Securities are unsecured and are not savings accounts or insured deposits of a bank.  The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States.
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
The Securities do not guarantee the payment of any Call Premium or the return of the Principal Amount. You will be exposed to the market risk of the Lowest Performing Reference Asset on each Call Date. If the Securities are not automatically called and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, investors may lose up to their entire investment in the Securities. Any payments on the Securities are subject to our credit risk.

The Securities have complex features and investing in the Securities involves a number of risks. See “Additional Risk Factors” beginning on page P-8 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-7 of the product supplement MLN-EI-1 dated March 4, 2022 (the “product supplement”) and “Risk Factors” on page 1 of the prospectus dated March 4, 2022 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Securities in book-entry only form through the facilities of The Depository Trust Company on the Issue Date against payment in immediately available funds.
The estimated value of the Securities at the time the terms of your Securities are set on the Pricing Date is expected to be between $912.70 and $942.70 per Security, as discussed further under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-10 and “Additional Information Regarding the Estimated Value of the Securities” herein. The estimated value is expected to be less than the public offering price of the Securities.
	Public Offering Price[1]	Underwriting Discount[2]	Proceeds to TD
Per Security	$1,000.00	$24.25	$975.75
Total	$	$	$
1 Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The price for investors purchasing the Securities in these accounts may be as low as $975.75 (97.575%) per $1,000 Principal Amount per Security.
2 The Agents may receive a commission of up to $24.25 (2.425%) per $1,000 Principal Amount per Security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the Securities, or will offer the Securities directly to investors. The Agents may resell the Securities to other securities dealers at the Principal Amount less a concession not in excess of $17.50 (1.75%) per $1,000 Principal Amount per Security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. TD will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities. In respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers. See “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” herein.

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product supplement and the prospectus.
Issuer:	The Toronto-Dominion Bank
Issue:	Senior Debt Securities, Series E
Type of Security:	Market Linked Securities - Auto-Callable with Contingent Downside Principal at Risk Securities
Reference Assets:	Dow Jones Industrial Average® (Bloomberg Ticker: INDU, “INDU”), Nasdaq-100 Index® (Bloomberg Ticker: NDX, “NDX”) and Russell 2000® Index (Bloomberg Ticker: RTY, “RTY”)
CUSIP / ISIN:	89114YAC5 / US89114YAC57
Agents:
TDS and Wells Fargo Securities. The Agents may receive a commission of up to $24.25 and may resell the Securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of not in excess of $17.50 per Security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof.
Principal Amount:	$1,000 per Security
Pricing Date:	August 31, 2022
Issue Date:
September 6, 2022, which is three Business Days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two Business Days (“T+2”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two Business Days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three Business Days (“T+3”), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Final Valuation Date:
The final Call Date, as specified below under “Call Dates and Call Premiums” and subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Maturity Date:
September 8, 2025 (scheduled to be five Business Days following the Final Valuation Date), or if such day is not a Business Day, the next succeeding Business Day, subject to postponement as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Automatic Call Feature:
If the Closing Level of the Lowest Performing Reference Asset on any Call Date (including the Final Valuation Date) is greater than or equal to its Initial Level, the Securities will be automatically called, and on the related Call Payment Date you will be entitled to receive a cash payment per Security equal to the Principal Amount per Security plus a return equal to the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Valuation Date, and payment upon an automatic call on the Final Valuation Date, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the Closing Level of each Reference Asset on the applicable Call Date significantly exceeds its Initial Level. You will not participate in any appreciation of the level of any Reference Asset beyond the applicable fixed Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the Securities after such Call Payment Date. You will not receive any notice from us if the Securities are automatically called.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-2

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	September 6, 2023 September 6, 2024 August 29, 2025*	At least 13.55% of the Principal Amount At least 27.10% of the Principal Amount At least 40.65% of the Principal Amount	At least $1,135.50 At least $1,271.00 At least $1,406.50
* This also the Final Valuation Date.
The actual Call Premium and payment per Security upon an automatic call that is applicable to each Call Date will be determined on the Pricing Date and will be within the ranges specified in the foregoing table.
All amounts used in or resulting from any calculation relating to a Call Premium, will be rounded upward or downward as appropriate, to the nearest cent.
Each Call Date (including the Final Valuation Date) is subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Call Payment Date:
Five business days following the applicable Call Date (as each such Call Date may be postponed pursuant to “Additional Terms of Your Securities – Market Disruption Events” herein, if applicable); provided that the Call Payment Date for the last Call Date is the Maturity Date.

Payment at Maturity:
If the Securities are not automatically called on any Call Date (including the Final Valuation Date), the Payment at Maturity per Security, if any, will be based on the performance of the Lowest Performing Reference Asset, calculated as follows:
•        If the Final Level of the Lowest Performing Reference Asset is less than its Initial Level but greater than or equal to its Downside Threshold Level:
Principal Amount of $1,000.
•        If the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level:
Principal Amount + (Principal Amount × Percentage Change of the Lowest Performing Reference Asset on the Final Valuation Date)
If the Securities are not automatically called and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, investors will have full downside exposure to the decrease in the level of the Lowest Performing Reference Asset from its Initial Level and will lose more than 40.00%, and possibly all, of the Principal Amount. Specifically, investors will lose 1% of the Principal Amount for each 1% decrease in the level of the Lowest Performing Reference Asset from its Initial Level to its Final Level and may lose all of the Principal Amount.
All amounts used in or resulting from any calculation relating to the Payment at Maturity, will be rounded upward or downward as appropriate, to the nearest cent.

Percentage Change:	With respect to any Reference Asset on any Call Date, the Percentage Change will be calculated as follows: Closing Level on such Call Date – Initial Level Initial Level
Lowest Performing Reference Asset:	For any Call Date, the Reference Asset with the lowest Percentage Change as of such Call Date.
Initial Level:	With respect to INDU: [●], with respect to NDX: [●] and with respect to RTY: [●], in each case, equal to its Closing Level on the Pricing Date
Final Level:	With respect to each Reference Asset, its Closing Level on the Final Valuation Date

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-3

Downside Threshold Level:	With respect to INDU: [●], with respect to NDX: [●] and with respect to RTY: [●], in each case, equal to 60.00% of its Initial Level, as determined by the Calculation Agent.
Closing Level:
For each Reference Asset, the Closing Level will be its official closing level or the official closing level of any successor index (as defined in the accompanying product supplement) published by its Index Sponsor (as defined in the accompanying product supplement) on any trading day.

Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Trading Day:
For purposes of the Securities, the definition of “trading day” set forth in the product supplement is superseded.
A “trading day” means a day, as determined by the Calculation Agent, on which, (i) the relevant stock exchanges with respect to each security underlying such Reference Asset are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Reference Asset is scheduled to be open for trading for its regular trading session. The “relevant stock exchange” for any security underlying a Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “related futures or options exchange” for a Reference Asset means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to a Reference Asset.

U.S. Tax Treatment:
By purchasing the Securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts that are “open transactions”, for U.S. federal income tax purposes, with respect to the Reference Assets. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:
Please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the Securities. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-resident Holder in respect of the Securities will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act (as defined in the prospectus) contained in proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on April 29, 2022 (the “Hybrid Mismatch Proposals”). Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all. We will not pay any additional amounts as a result of any withholding required by reason of the Hybrid Mismatch Proposals.

Calculation Agent:	TD
Listing:	The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in:	The Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in Law Event:	Not applicable, notwithstanding anything to the contrary in the product supplement.
The Pricing Date, the Issue Date, the Call Dates (including the Final Valuation Date) and all other dates listed above are subject to change. These dates will be set forth in the final pricing supplement that will be made available in connection with sales of the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-4

Investor Considerations
We have designed the Securities for investors who:
◾	can tolerate a loss of their entire initial investment;
◾	believe that the Closing Level of each Reference Asset will be equal to or greater than its Initial Level on one of the Call Dates;
◾	believe that, if the Securities are not automatically called, the Final Level of the Lowest Performing Reference Asset will be equal to or greater than its Downside Threshold Level;
◾
seek the potential for a fixed return if the level of each Reference Asset has appreciated from its Initial Level as of any of the Call Dates in lieu of participation in any potential appreciation of the level of any Reference Asset;

◾
understand that if the Closing Level of any Reference Asset is less than its Initial Level on each Call Date, they will not receive a positive return on their investment in the Securities, and that if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level they will lose a significant portion or all of the Principal Amount;

◾
understand and accept that the Securities are not linked to a basket of the Reference Assets and that whether the Securities are automatically called and, if not automatically called, the Payment at Maturity will be based solely on the performance of the Lowest Performing Reference Asset on the applicable Call Date regardless of the performance of any other Reference Asset;

◾
understand that the term of the Securities may be as short as approximately 12 months and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;

◾	do not seek current income from the Securities and are willing to forgo dividends paid on securities comprising the Reference Asset (the “Reference Asset Constituents”);
◾	are willing to accept the credit risk of TD;
◾	seek exposure to the Reference Assets generally and the Reference Asset Constituents specifically; and
◾	are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be a suitable investment for, investors who:
◾	seek a liquid investment or are unable or unwilling to hold the Securities to an automatic call or maturity;
◾	cannot tolerate a loss of their entire initial investment;
◾	believe that the Closing Level of at least one Reference Asset will be less than its Initial Level on each of the Call Dates;
◾
are unwilling to accept the risk that, if the Securities are not automatically called, the Final Level of the Lowest Performing Reference Asset may decrease by more than 40.00% from its Initial Level to its Final Level;

◾	seek a security with a fixed term;
◾
do not understand or accept that if the Closing Level of any Reference Asset is less than its Initial Level on each Call Date, they will not receive a positive return on their investment in the Securities, and that if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level they will lose a significant portion or all of the Principal Amount;

◾
do not understand or accept that the Securities are not linked to a basket of the Reference Assets and that, whether the Securities are automatically called and, if not automatically called, the Payment at Maturity will be based solely on the performance of the Lowest Performing Reference Asset on the applicable Call Date regardless of the performance of any other Reference Asset;

◾
are unwilling to purchase securities with an estimated value that, as of the Pricing Date, is less than the public offering price and that may be as low as the lower estimated value set forth on the cover hereof;

◾	seek current income from their investment or prefer to receive dividends paid on the Reference Asset Constituents;
◾	seek exposure to the Reference Assets but are unwilling to accept the risk/return trade-offs inherent in the Payment at Maturity for the Securities;
◾	are unwilling to accept the credit risk of TD;
◾	do not seek exposure to the Reference Assets generally or the Reference Asset Constituents specifically; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-5

Additional Terms of Your Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement  MLN-EI-1 (the “product supplement”), relating to our Senior Debt Securities, Series E, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The Securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
◾	Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/947263/000119312522066245/d203088d424b3.htm

◾	Product Supplement MLN-EI-1 dated March 4, 2022:
https://www.sec.gov/Archives/edgar/data/947263/000114036122008011/brhc10034639_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
Market Disruption Events. For purposes of the Securities, the definition of “market disruption event” and the postponement provisions set forth in the product supplement are superseded.
For purposes of the Securities, a “market disruption event” with respect to a Reference Asset means, any of the following events as determined by the Calculation Agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Reference Asset or any successor index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Reference Asset or any successor index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Reference Asset or any successor index are traded or any related futures or options exchange with respect to such Reference Asset or any successor index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related  futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)
The relevant stock exchange for any security underlying such Reference Asset or successor index or any related futures or options exchange with respect to such Reference Asset or any successor index fails to open for trading during its regular trading session.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-6

For purposes of determining whether a market disruption event has occurred with respect to a Reference Asset:
(1)
the relevant percentage contribution of a security to the level of such Reference Asset or any successor index will be based on a comparison of (x) the portion of the level of such Reference Asset attributable to that security and (y) the overall level of such Reference Asset or successor index, in each case immediately before the occurrence of the market disruption event;

(2)
the “close of trading” on any trading day for such Reference Asset or any successor index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Reference Asset or successor index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Reference Asset or successor index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Reference Asset or successor index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Reference Asset or any successor index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)
an “exchange business day” means any trading day for such Reference Asset or any successor index on which each relevant stock exchange for the securities underlying such Reference Asset or any successor index and each related futures or options exchange with respect to such Reference Asset or any successor index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

For purposes of the Securities, the provisions set forth under “Valuation Date(s)” on page PS-21 of the accompanying product supplement are superseded. Notwithstanding anything to the contrary in the accompanying product supplement, the Call Dates (including the Final Valuation Date) are subject to postponement as set forth herein.
If any originally scheduled Call Date is not a trading day with respect to any Reference Asset, such Call Date for each Reference Asset will be postponed to the next succeeding day that is a trading day with respect to each Reference Asset.
If a market disruption event occurs or is continuing with respect to a Reference Asset on any Call Date, then such Call Date for such Reference Asset will be postponed to the first succeeding trading day for such Reference Asset on which no market disruption event occurs or is continuing with respect to the affected Reference Asset. However, if such first succeeding trading day has not occurred as of the eighth trading day for such Reference Asset after the originally scheduled Call Date, that eighth trading day shall be deemed to be the Call Date with respect to such Reference Asset. If a Call Date with respect to a Reference Asset has been postponed eight trading days after the originally scheduled Call Date and a market disruption event occurs or is continuing with respect to such Reference Asset on such eighth trading day, the Calculation Agent will determine the closing level of the affected Reference Asset on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Reference Asset last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of a Call Date for a Reference Asset due to a market disruption event with respect to such Reference Asset on such Call Date, the originally scheduled Call Date will remain the Call Date for any Reference Asset not affected by a market disruption event on such day.
If a Call Date is postponed with respect to any Reference Asset, the corresponding Call Payment Date will be postponed to maintain the same number of Business Days between such dates as existed prior to the postponement(s); provided that if the Final Valuation Date is postponed, the Maturity Date will be the later of (i) the originally scheduled Maturity Date and (ii) three business days after the last Final Valuation Date as postponed. For the avoidance of doubt, a market disruption event with respect to one Reference Asset will not necessarily be a market disruption event with respect to any other Reference Asset.
Unavailability of the Level of a Reference Asset. In addition to the provisions set forth under “Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation” beginning on page PS-22 of the accompanying product supplement, the following provision will also apply for purposes of the Securities:
If on any Call Date an Index Sponsor fails to calculate and announce the level of a Reference Asset, the Calculation Agent will calculate a substitute closing level of the affected Reference Asset in accordance with the formula for and method of calculating such Reference Asset last in effect prior to the failure, but using only those securities that comprised such Reference Asset immediately prior to that failure; provided that, if a market disruption event occurs or is continuing with respect to such Reference Asset on that day, then the provisions set forth above under “— Market Disruption Events” above shall apply in lieu of the foregoing.
Change in Law Event. Notwithstanding anything to the contrary in the accompanying product supplement, the provisions relating to a “change in law event” shall not be applicable to the Securities.

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Additional Risk Factors
The Securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Securities. For additional information as to these risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus.
You should carefully consider whether the Securities are suited to your particular circumstances. Accordingly, investors should consult their investment, legal, tax, accounting and other advisors as to the risks concerning an investment in the Securities and the suitability of the Securities in light of their particular circumstances.
Risks Relating to Return Characteristics
Principal at Risk.
The Securities do not guarantee the return of the Principal Amount. If the Securities are not automatically called and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, you will lose 1% of the Principal Amount of the Securities for each 1% that the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level and may lose all of the Principal Amount. For example, if the Lowest Performing Reference Asset declines by 40.1% from its Initial Level to its Final Level, you will not receive any benefit of the contingent downside feature and you will lose 40.1% of the Principal Amount per Security.
The Contingent Downside Feature Applies Only at Maturity.
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Lowest Performing Reference Asset at such time is greater than or equal to its Downside Threshold Level.
You Will Receive No Positive Return on the Securities If the Securities Are Not Automatically Called.
You will receive a positive return on the Securities only if they are automatically called, meaning that the Closing Level of the lowest Performing Reference Asset must be greater than or equal to its Initial Level on a Call Date. If the Securities are not automatically called, meaning that the Closing Level of the Lowest Performing Reference Asset is less than its Initial Level on each Call Date, you will not receive a positive return on your investment. Generally, this non-call of the Securities coincides with a period of greater risk of principal loss on the Securities. You will receive no positive return on the Securities if the Securities are not automatically called.
Your Potential Positive Return on the Securities Will Be Limited to the Applicable Call Premium Paid on the Securities, If Any, Regardless of Any Increase in the Level of any Reference Asset And May Be Less Than the Return on a Hypothetical Direct Investment in the Reference Assets.
The opportunity to participate in the possible increases in the level of the Reference Assets through an investment in the Securities will be limited because any positive return on the Securities is limited to the applicable Call Premium to be paid only if the Securities are automatically called, regardless of any increase in the level of the Reference Assets. Even if the Securities are automatically called, if the percentage increase in the level of any Reference Asset exceeds the percentage return represented by the applicable Call Premium, the return on the Securities will be less than that of a hypothetical direct investment in a security directly linked to the positive performance of such Reference Asset or made a hypothetical investment in such Reference Asset or its Reference Asset Constituents.
The Securities Do Not Pay Interest and Your Return on the Securities May Be Less Than the Return on a Conventional Debt Security of Comparable Maturity.
There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having a comparable maturity. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional, interest -bearing senior debt security of TD.
The Securities May Be Automatically Called Prior to the Maturity Date And Are Subject to Reinvestment Risk.
If your Securities are automatically called, the term of the Securities may be reduced to as short as approximately 12 months and no further payments will be owed to you under the Securities after the Call Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
Investors Are Exposed to the Market Risk of Each Reference Asset on Each Call Date (Including the Final Valuation Date).
Your return on the Securities is not linked to a basket consisting of the Reference Assets. Rather, it will be contingent upon the performance of each Reference Asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each Reference Asset on each Call Date. Poor performance by any Reference Asset over the term of the Securities will negatively affect your return and will not be offset or mitigated by a positive performance by any other Reference Asset. For instance, if the Securities are not automatically called, you will receive a negative return equal to the Percentage Change of the Lowest Performing Reference Asset if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level on its Final Valuation Date, even if the Percentage Change of another Reference Asset is positive or has not declined as much.

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Accordingly, your investment is subject to the market risk of each Reference Asset. Additionally, the Lowest Performing Reference Asset is based on the Percentage Change of each Reference Asset on each Call  Date and, therefore, may change over the term of the Securities.
Because the Securities are Linked to the Lowest Performing Reference Asset, You Are Exposed to a Greater Risk of no Call Premium and Losing a Significant Portion or All of Your Initial Investment at Maturity than if the Securities Were Linked to a Single Reference Asset or Fewer Reference Assets.
The risk that you will not receive any Call Premium and lose a significant portion or all of your initial investment in the Securities is greater if you invest in the Securities than the risk of investing in substantially similar securities that are linked to the performance of only one Reference Asset or fewer Reference Assets. With more Reference Assets, it is more likely that the Closing Level or Final Level of any Reference Asset will be less than its Initial Level or Downside Threshold Level on any Call Date than if the Securities were linked to a single Reference Asset or fewer Reference Assets.
In addition, the lower the correlation is between the performance of a pair of Reference Assets, the more likely it is that one of the Reference Assets will decline in value to a Closing Level or Final Level, as applicable, that is less than its Initial Level or Downside Threshold Level on any Call Date. Although the correlation of the Reference Assets’ performance may change over the term of the Securities, the economic terms of the Securities, including the Call Premiums and Downside Threshold Level are determined, in part, based on the correlation of the Reference Assets’ performance calculated using our internal models at the time when the terms of the Securities are finalized. All things being equal, higher Call Premiums and lower Downside Threshold Levels are generally associated with lower correlation of the Reference Assets. Therefore, if the performance of a pair of Reference Assets is not correlated to each other or is negatively correlated, the risk that you will not receive any Call Premium or that the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level will occur is even greater despite a lower Downside Threshold Level. Therefore, it is more likely that you will not receive any Call Premium and that you will lose a significant portion or all of your initial investment at maturity.
The Amount Payable on the Securities is Not Linked to the Level of the Lowest Performing Reference Asset at Any Time Other Than on the Call Dates (Including the Final Valuation Date).
Any payment on the Securities will be based only on the Closing Level of the Lowest Performing Reference Asset on each Call Date (including the Final Valuation Date), subject to adjustment as described elsewhere in this pricing supplement. Even if the level of each Reference Asset appreciates prior to the applicable Call Date but then the level of at least one Reference Asset declines on such Call Date to a Closing Level that is less than its Initial Level, you will not receive the applicable Call Premium on the related Call Payment Date. Similarly, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the level of the Lowest Performing Reference Asset on one or more dates prior to such decline. Although the Closing Level of the Lowest Performing Reference Asset at other times during the term of the Securities may be higher than the Closing Level on one or more Call Dates (including the Final Valuation Date), any payment of the applicable Call Premium or the Payment at Maturity will be based solely on the Closing Level of the Lowest Performing Reference Asset on the applicable Call Date (including the Final Valuation Date) as compared to the Initial Level and/or Downside Threshold Level, as applicable.
The Call Premiums Will Reflect, In Part, the Volatility of each Reference Asset and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity.
Generally, a higher volatility of the Reference Assets results in a greater likelihood that the Closing Level of the Lowest Performing Reference Asset could be less than its Initial Level on a Call Date and its Downside Threshold Level on the Final Valuation Date. Volatility means the magnitude and frequency of changes in the level of a Reference Asset. This greater risk will generally be reflected in higher Call Premiums for the Securities as compared to the interest rate payable on our conventional debt securities with a comparable term. However, while the Call Premiums are set on the Pricing Date, the volatility of a Reference Asset can change significantly over the term of the Securities, and may increase. The level of a Reference Asset could fall sharply on the Call Dates, which may result in the Securities not being automatically called and the loss of a significant portion or all of your initial investment.
Risks Relating to Characteristics of the Reference Assets
There Are Market Risks Associated with each Reference Asset.
The levels of the Reference Assets can rise or fall sharply due to factors specific to each Reference Asset, its Reference Asset Constituents and their issuers (the “Reference Asset Constituent Issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Reference Asset Constituent Issuers and, therefore, the Reference Assets. You, as an investor in the Securities, should make your own investigation into the Reference Assets. For additional information, see “Information Regarding the Reference Assets” herein.
The Securities are Subject to Risks Associated with Non-U.S. Companies.
The Securities are subject to risks associated with non-U.S. companies because certain of the Reference Asset Constituents of NDX may be the stocks of companies incorporated in one or more non-U.S. countries. Investments linked to the value of non-U.S. companies involve particular risks. For example, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Additionally, the prices of securities of non-U.S. companies are subject to political, economic, financial and social factors that are unique to such non-U.S. country’s geographical

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region. These factors include: recent changes, or the possibility of future changes, in the applicable non U.S. government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.
The Securities are Subject to Risks Associated with Small-Capitalization Stocks.
The Securities are subject to risks associated with small-capitalization companies because the Reference Asset Constituents of RTY are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore RTY may be more volatile than an index in which a greater percentage of the Reference Asset Constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
The Reference Assets Reflect Price Return, Not Total Return, and You Will Not Have Any Rights to the Reference Asset Constituents.
The return on your Securities is based on the performance of the Reference Assets, which reflect the changes in the market prices of their respective Reference Asset Constituents. They are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on their respective Reference Asset Constituents. Additionally, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Asset Constituents would have.
We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by Any Index Sponsor.
No sponsor of any Reference Asset (each, an “Index Sponsor” as defined herein under “Information Regarding the Reference Assets”) is an affiliate of ours and no such entity will be involved in the offering of the Securities in any way. Consequently, we have no control of any actions of any Index Sponsor, including any actions of the type that would require the Calculation Agent to adjust any payment to you on the Securities. No Index Sponsor has any obligation of any sort with respect to the Securities. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of, or return on, the Securities. None of our proceeds from the issuance of the Securities will be delivered to any Index Sponsor, except to the extent that we are required to pay an Index Sponsor licensing fees with respect to the related Reference Asset.
Past Performance of the Reference Assets Performance is Not Indicative of Future Performance of the Reference Assets.
The actual performance of the Reference Assets over the term of the Securities, as well as the amount payable on the Securities, may bear little relation to the historical closing levels of the Reference Assets or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Assets.
Risks Relating to Estimated Value and Liquidity
The Estimated Value of Your Securities Is Expected to Be Less Than the Public Offering Price of Your Securities.
The estimated value of your Securities on the Pricing Date is expected to be less than the public offering price of your Securities. The difference between the public offering price of your Securities and the estimated value of the Securities reflects costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.
The estimated value of your Securities on the Pricing Date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Securities is expected to increase the estimated value of the Securities at any time.

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The Estimated Value of the Securities Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.
The estimated value of your Securities on the Pricing Date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the Securities in the secondary market. As a result, the secondary market price of your Securities may be materially less than the estimated value of the Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value of Your Securities Is Not a Prediction of the Prices at Which You May Sell Your Securities in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Less Than the Public Offering Price of Your Securities and May Be Less Than the Estimated Value of Your Securities.
The estimated value of the Securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities, secondary market prices of your Securities will likely be less than the public offering price of your Securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.
The Temporary Price at Which We May Initially Buy the Securities in the Secondary Market May Not Be Indicative of Future Prices of Your Securities.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market (if the Agents make a market in the Securities, which they are not obligated to do) may exceed the estimated value of the Securities on the Pricing Date, as well as the secondary market value of the Securities, for a temporary period after the Pricing Date of the Securities, as discussed further under “Additional Information Regarding the Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the Securities in the secondary market may not be indicative of future prices of your Securities.
The Agent Discount, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the Securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.
There May Not Be an Active Trading Market for the Securities — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the Securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial.
If you sell your Securities before the Maturity Date, you may have to do so at a substantial discount from the Principal Amount irrespective of the level of the Reference Asset, and as a result, you may suffer substantial losses.
If the Level of any Reference Assets Change, the Market Value of Your Securities May Not Change in the Same Manner.
Your Securities may trade quite differently from the performance of any of the Reference Assets. Changes in the level of any Reference Assets generally or the Lowest Performing Reference Asset specifically may not result in a comparable change in the market value of your Securities. Even if the level of each Reference Asset increases above its Initial Level during the term of the Securities, the market value of your Securities may not increase by the same amount and could decline.

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Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the amount payable on the Securities. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions. For Example, the Calculation Agent may have to determine whether a market disruption event affecting a Reference Asset has occurred, which may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the amount payable on the Securities, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.
Each Call Date (including the Final Valuation Date) and the Related Call Payment Date (including the Maturity Date) is Subject to Market Disruption Events and Postponements.
Each Call Date (including the Final Valuation Date), and therefore the potential Call Payment Date (including the Maturity Date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Additional Terms of Your Securities – Market Disruption Events” in this pricing supplement.
Trading and Business Activities by TD or its Affiliates May Adversely Affect the Market Value of, and Any Amount Payable on, the Securities.
We, the Agents and our respective affiliates may hedge our obligations under the Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of one or more of the Reference Assets or one or more of their Reference Asset Constituents, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of one or more of the Reference Assets or one or more of their Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the Securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Securities.
We, the Agents and our respective affiliates may, at present or in the future, engage in business with one or more Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agents’ and our affiliates’ obligations, and your interests as a holder of the Securities. Moreover, we, the Agents or our affiliates may have published, and in the future expect to publish, research reports with respect to a Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities by us or one or more of our affiliates or the Agents or their affiliates may affect the price of a Reference Asset or one or more Reference Asset Constituents and, therefore, the market value of, and any amount payable on, the Securities.
Risks Relating to General Credit Characteristics
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Securities.
Although the return on the Securities will be based on the performance of the Lowest Performing Reference Asset, the payment of any amount due on the Securities is subject to TD’s credit risk. The Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Securities on a Call Payment Date or the Maturity Date and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Securities Are Uncertain.
Significant aspects of the U.S. federal income tax treatment of the Securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the Securities.
For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion herein under “Summary”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

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Hypothetical Payout Profile
The following graph illustrates the potential payment on the Securities for a range of hypothetical Percentage Changes in the Closing Level of the Lowest Performing Reference Asset from the Pricing Date to the applicable Call Date (including the Final Valuation Date). The profile is based on a hypothetical Call Premium of 13.55% for the first Call Date, 27.10% for the second Call Date and 40.65% for the final Call Date (based on the minimum specified herein for the Call Premiums) and a Downside Threshold Level of each Reference Asset equal to 60.00% of its Initial Level. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Final Level of the Lowest Performing Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call. The performance of the better performing Reference Assets is not relevant to your return on the Securities.

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Hypothetical Returns
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Call Date on which the Securities are automatically called:
•	the hypothetical payment per Security on the related Call Payment Date, assuming that the Call Premiums are equal to their minimum Call Premium specified herein; and
•	the hypothetical pre-tax total rate of return.

Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Payment Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,135.50	13.55%
2nd Call Date	$1,271.00	27.10%
3rd Call Date	$1,406.50	40.65%

If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Percentage Changes of the Lowest Performing Reference Asset on the Final Valuation Date:
•	the hypothetical Payment at Maturity per Security; and
•	the hypothetical pre-tax total rate of return.

Hypothetical Percentage Change of the Lowest Performing Reference Asset on the Final Valuation Date	Hypothetical Payment at Maturity per Security	Hypothetical pre-tax total rate of return
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$1,000.00	0.00%
-25.00%	$1,000.00	0.00%
-30.00%	$1,000.00	0.00%
-40.00%	$1,000.00	0.00%
-50.00%	$500.00	-50.00%
-60.00%	$400.00	-60.00%
-70.00%	$300.00	-70.00%
-80.00%	$200.00	-80.00%
-90.00%	$100.00	-90.00%
-100.00%	$0.00	-100.00%
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at maturity and the resulting pre-tax rate of return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Final Level of the Lowest Performing Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call. The performance of the better performing Reference Assets is not relevant to your return on the Securities.

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Hypothetical Payment Upon an Automatic Call
Set forth below are two examples of calculations of the amount payable if the Securities are automatically called on a Call Date. The Securities will be automatically called on a Call Date if the Closing Level of the Lowest Performing Reference Asset on such Call Date is greater than or equal to its Initial Level. The following examples assume hypothetical Call Premiums equal to the minimum specified herein for the Call Premiums, a public offering price of $1,000 per security and the hypothetical Initial Level and Closing Levels for each Reference Asset indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Initial Level. The hypothetical Initial Level of 100.00 for each Reference Asset has been chosen for illustrative purposes only and does not represent the actual Initial Level for any Reference Asset. The actual Initial Level for each Reference Asset will be determined on the Pricing Date and will be set forth under “Summary” above. For historical data regarding the actual closing levels of the Reference Assets, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1: The Closing Level of the Lowest Performing Reference Asset on the first Call Date is greater than its Initial Level, and the Securities are automatically called on the first Call Date:
	INDU	NDX	RTY
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Closing Level on first Call Date:	125.00	130.00	140.00
Percentage Change on first Call Date:	25.00%	30.00%	40.00%
Step 1: Determine which Reference Asset is the Lowest Performing Reference Asset on the first Call Date.
In this example, the INDU has the lowest Percentage Change on the first Call Date and is, therefore, the Lowest Performing Reference Asset on the first Call Date.
Step 2: Determine the payment upon automatic call.
Since the hypothetical Closing Level of the Lowest Performing Reference Asset on the first Call Date is greater than its hypothetical Initial Level, the Securities are automatically called on the first Call Date and you will receive on the related Call Payment Date the Principal Amount of your Securities plus a Call Premium of 13.55% of the Principal Amount per Security. Even though the Lowest Performing Reference Asset appreciated by 25.00% from its Initial Level to its Closing Level on the first Call Date in this example, your return is limited to the Call Premium of 13.55% that is applicable to such Call Date.
On the Call Payment Date, you would receive $1,135.50 per Security.
Example 2: The Securities are not automatically called prior to the last Call Date (the Final Valuation Date). The Closing Level of the Lowest Performing Reference Asset on the Final Valuation Date is greater than its Initial Level, and the Securities are automatically called on the Final Valuation Date:

	INDU	NDX	RTY
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Closing Level on Call Dates prior to the Final Valuation Date:	Various (all above starting level)	Various (all below starting level)	Various (all below starting level)
Hypothetical Closing Level on Final Valuation Date:	150.00	110.00	105.00
Percentage Change on Final Valuation Date:	50.00%	10.00%	5.00%
Step 1: Determine which Reference Asset is the Lowest Performing Reference Asset on the Final Valuation Date.
In this example, the RTY has the lowest Percentage Changer on the Final Valuation Date and is, therefore, the Lowest Performing Reference Asset on the Final Valuation Date.
Step 2: Determine the payment upon automatic call.
Since the hypothetical Closing Level of the Lowest Performing Reference Asset on each Call Date prior to the last Call Date (which is the Final Valuation Date) is less than its hypothetical Initial Level, the Securities are not automatically called prior to the Final Valuation Date. Since the Closing Level of the Lowest Performing Reference Asset on the Final Valuation Date is greater than its Initial Level, the Securities are automatically called on the Final Valuation Date and you will receive on the related Call Payment Date (which is the Maturity Date) the Principal Amount of your securities plus a Call Premium of 40.65% of the face amount per security.
On the Call Payment Date (which is the Maturity Date), you would receive $1,406.50 per security.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-15

Hypothetical Payment at Maturity on the Securities
If the Closing Level of the Lowest Performing Reference Asset is less than its Initial Level on each Call Date, the Securities will not be automatically called, and you will receive a Payment at Maturity that will be equal to or less than the Principal Amount per Security, depending on the Final Level of the Lowest Performing Reference Asset on the Final Valuation Date.  Set forth below are two examples of calculations of the Payment at Maturity, assuming that the Securities have not been automatically called, a public offering price of $1,000 per security and the hypothetical Initial Level, Downside Threshold Level and Final Levels for each Reference Asset indicated in the examples. These examples are not estimates or forecasts of the Initial Level, Final Level or Closing Level of any Reference Asset on any Call Date, on the Final Valuation Date or on any trading day prior to the Maturity Date. The hypothetical Initial Level of 100.00 for each Reference Asset has been chosen for illustrative purposes only and does not represent the actual Initial Level for any Reference Asset. The actual Initial Level and Downside Threshold Level for each Reference Asset will be determined on the Pricing Date and will be set forth under “Summary” above. For historical data regarding the actual closing levels of the Reference Assets, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1: The Final Level of the Lowest Performing Reference Asset is less than its Initial Level but greater than its Downside Threshold Level and the Payment at Maturity is equal to the Principal Amount.
	INDU	NDX	RTY
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Final Level on the Final Valuation Date:	80.00	110.00	115.00
Hypothetical Downside Threshold Level:	60.00	60.00	60.00
Percentage Change on Final Valuation Date:	-20.00%	10.00%	15.00%
Step 1: Determine which Reference Asset is the Lowest Performing Reference Asset on the Final Valuation Date.
In this example, INDU has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the Final Valuation Date.
Step 2: Determine the Payment at Maturity.

Since the hypothetical Final Level of the Lowest Performing Reference Asset is less than its hypothetical Initial Level, but greater than or equal to its hypothetical Downside Threshold Level, you would be repaid the Principal Amount of your Securities at maturity. On the Maturity Date you would receive $1,000 per Security.
Example 2. The Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level and the Payment at Maturity is less than the Principal Amount.
	INDU	NDX	RTY
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Final Level on the Final Valuation Date:	120.00	110.00	45.00
Hypothetical Downside Threshold Level:	60.00	60.00	60.00
Percentage Change on Final Valuation Date:	20.00%	10.00%	-55.00%
Step 1: Determine which Reference Asset is the Lowest Performing Reference Asset on the Final Valuation Date.
In this example, RTY has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the Final Valuation Date.
Step 2: Determine the Payment at Maturity.
Since the hypothetical Final Level of the Lowest Performing Reference Asset is less than its hypothetical Downside Threshold Level, you would lose a portion of the Principal Amount. The Payment at Maturity would be calculated as follows:
$1,000 + ($1,000 × Percentage Change of the Lowest Performing Reference Asset on the Final Valuation Date)
$1,000 + ($1,000 × –55.00%) = $450.00
On the Maturity Date you would receive $450.00 per Security. As this example illustrates, if any Reference Asset depreciates below its Downside Threshold Level on the Final Valuation Date, you will incur a loss on the Securities at maturity, even if the other Reference Assets have appreciated or have not declined below their respective Downside Threshold Levels.
If the Securities are not automatically called on any Call Date and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, we will pay you less than the full Principal Amount, if anything, resulting in a loss on your investment that is equal to the Percentage Change of the Lowest Performing Reference Asset.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Information Regarding the Reference Assets
All disclosures contained in this document regarding the Reference Assets, including, without limitation, their make-up, methods of calculation, and changes in any Reference Asset Constituents, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the respective Index Sponsors (as defined herein). The Index Sponsors, own the copyrights and all other rights to the applicable Reference Assets, have no obligation to continue to publish, and may discontinue publication of, the Reference Assets. None of the websites referenced in the Reference Asset descriptions below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graphs below sets forth the information relating to the historical performance of the Reference Assets for the periods specified. We obtained the information regarding the historical performance of the Reference Assets in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Reference Assets. You are urged to make your own investigation into the Reference Assets.
Dow Jones Industrial Average®
The Dow Jones Industrial Average® (“INDU”) is a benchmark of performance for companies in the U.S. stock market by measuring the price-weighted average of 30 “blue-chip” U.S. stocks in all industries, with the exception of those in the transportation and utilities industry. The number of stocks in INDU was 12 in 1896, rose to 20 in 1916, then to 30 in 1928, and has been at that level ever since. INDU is calculated in U.S. dollars as well as Japanese yen.
While there are no quantitative rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors. Maintaining adequate sector representation within INDU is also a consideration in the selection process. Companies should be incorporated and headquartered in the U.S., with a plurality of revenues derived from the U.S.
INDU is maintained by an Averages Committee comprised of three representatives of S&P Dow Jones Indices LLC and two representatives of The Wall Street Journal (“WSJ”). The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned by CME Group Inc. and by Dow Jones & Company, Inc. In July 2012, The McGraw-Hill Companies, now S&P Global Inc., and CME Group Inc. launched S&P Dow Jones Indices LLC (the “Index Sponsor”).
Changes to INDU are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time.
INDU is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of INDU is the sum of the primary exchange prices of each of the 30 common stocks included in INDU, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for composition changes, stock dividends, stock splits, other corporate actions and other price adjustments. The current divisor of INDU is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating INDU, no assurance can be given that the Index Sponsor will not modify or change this methodology in a manner that may affect the return on your investment.
The level of INDU is the sum of the primary exchange prices of each of the 30 component stocks included in INDU, divided by a divisor that is designed to provide a meaningful continuity in the level of INDU. Because INDU is price-weighted, stock splits or changes in the component stocks could result in distortions in INDU level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within INDU. The current divisor of INDU is published daily in the WSJ and other publications. In addition, other statistics based on INDU may be found in a variety of publicly available sources. The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the constituents of INDU on the current trading session and (b) the sum of the unadjusted closing prices of the constituents of INDU on the current trading session.
Select information regarding top constituents and industry and/or sector weightings may be made available by S&P Dow Jones Indices LLC on its website.
We have derived all information regarding INDU from publicly available information. Such information reflects the policies of, and is subject to change by, the Index Sponsor. The Index Sponsor owns the copyright and all other rights to INDU. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, INDU. Historical performance of INDU is not an indication of future performance. Future performance of INDU may differ significantly from historical performance, either positively or negatively.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC. Dow Jones®, DJIA®, The Dow® and INDU are trademarks of Dow Jones and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by us.  INDU is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of INDU to track general market performance.  S&P Dow Jones Indices’ only relationship to us with respect to INDU is the licensing of INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the Securities.  S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the Securities into consideration in determining, composing or calculating INDU.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities.  There is no assurance that investment products based on INDU will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of INDU.  It is possible that this trading activity will affect the value of the Securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDU OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through July 25, 2022.
We obtained the information regarding the historical performance of INDU in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of INDU should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of INDU on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.
Dow Jones Industrial Average® (INDU)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-19

Nasdaq-100 Index®
The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. The Nasdaq-100 Index® is a “price return” index and is calculated using a modified market capitalization-weighted methodology. The Nasdaq-100 Index® is calculated, maintained and published by Nasdaq, Inc. (the “Index Sponsor”). The base date for the Nasdaq-100 Index® is January 31, 1985, with a base value of 125.00, as adjusted. We have derived all information contained in this document regarding the Nasdaq-100 Index® from publicly available information. Additional information about the Nasdaq-100 Index® is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference.
Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Construction of the Nasdaq-100 Index®
The Nasdaq-100 Index® is a modified market capitalization-weighted index. Except under extraordinary circumstances that may result in an interim evaluation, Nasdaq-100 Index® composition is reviewed on an annual basis in December. First, Nasdaq, Inc. determines which stocks meet the applicable eligibility criteria.
Selection Criteria for Initial Inclusion in the Nasdaq-100 Index®
To be eligible for initial inclusion in the Nasdaq-100 Index®, a stock must meet the following criteria:
•
the issuer of the stock’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the stock was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•
the stock must be issued by a non-financial company. Non-financial companies are those companies that are classified under any Industry Code except 8000 according to the Industry Classification Benchmark (ICB), a product of FTSE International Limited;

•	the stock may not be issued by an issuer currently in bankruptcy proceedings;
•
the stock must have a minimum three-month average daily trading volume (“ADTV”) of 200,000 shares (measured annually during the ranking review process). The ADTV is determined by calculating the average of the sum product of the stock’s daily trading volume for each day during the previous three month period;

•
if the issuer of the stock is organized under the laws of a jurisdiction outside the U.S., then such stock must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);

•	the issuer of the stock may not have entered into a definitive agreement or other arrangement which would likely result in the stock no longer being eligible for inclusion in the Nasdaq-100 Index®;
•	the issuer of the stock may not have annual financial statements with an audit opinion that is currently withdrawn. This will be determined based upon a stock issuer’s public filings with the SEC; and
•
the stock must have “seasoned” on Nasdaq, NYSE or NYSE American. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Stock types generally eligible for inclusion in the Nasdaq-100 Index® are common stocks, ordinary shares, ADRs and tracking stocks. Closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units and other derivative stocks are not eligible for inclusion in the Nasdaq-100 Index®. For purposes of Nasdaq-100 Index® eligibility criteria, if the stock is a depositary receipt representing a stock of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying stock. The Nasdaq-100 Index® does not contain securities of investment companies.
Continued Eligibility Criteria
To be eligible for continued inclusion in the Nasdaq-100 Index®, a Nasdaq-100 Index® stock must meet the following criteria:
•	the issuer of the stock’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the stock must be issued by a non-financial company;
•	the stock may not be issued by an issuer currently in bankruptcy proceedings;
•	the stock must have an ADTV of at least 200,000 shares (measured annually during the ranking review process);
•
if the issuer of the stock is organized under the laws of a jurisdiction outside the U.S., then such stock must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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•
the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it is removed from the Nasdaq-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the stock may not have annual financial statements with an audit opinion that is currently withdrawn.
All stocks meeting the above criteria will be considered eligible for inclusion in the Nasdaq-100 Index®. Those stocks which are found to meet the applicable eligibility criteria during the annual review are then ranked by market capitalization. While there is no minimum market capitalization requirement, inclusion will be determined based on the top 100 issuers with the largest market capitalization meeting all other eligibility requirements. Market capitalization is determined by multiplying a stock’s last sale price by its total number of shares outstanding. The last sale price refers to the price at which a stock last traded during regular market hours as reported on such stock’s index market, which may be the Nasdaq Official Closing Price (NOCP). The index market is the index eligible stock market for which the Nasdaq-100 Index® stock’s prices are received and used by Nasdaq, Inc. for purposes of calculating the Nasdaq-100 Index®.
Nasdaq-100 Index® eligible stocks which are already in the Nasdaq-100 Index® and whose issuer is ranked in the top 100 eligible companies based on market capitalization are retained in the Nasdaq-100 Index®. An index stock issuer ranking 101 to 125 based on market capitalization will also be retained for inclusion in the Nasdaq-100 Index® if such issuer was previously ranked in the top 100 issuers as of the last annual ranking review or was added to the Nasdaq-100 Index® subsequent to the previous ranking review and continues to meet all eligibility criteria. Index stock issuers not meeting such criteria are replaced. The replacement stocks are those eligible stocks not currently in the Nasdaq-100 Index® whose issuers have the next largest market capitalization.
The data used in the process of ranking by market capitalization includes end of October market data and is updated for total shares outstanding submitted in an index stock issuer’s publicly filed SEC document via the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) through the end of November. If a stock is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks.
The final list of constituents included in the Nasdaq-100 Index®, including any replacements made during the annual review, is made effective after the close of trading on the third Friday in December. Generally, the list of annual additions and deletions as a result of the annual review is publicly announced by Nasdaq, Inc. via a press release in the early part of December, in conjunction with an announcement on Nasdaq, Inc.’s website.
Nasdaq-100 Index® Calculation
The discussion below describes the “price return” calculation of the Nasdaq-100 Index®. As compared to the total return or notional net total return versions of the Nasdaq-100 Index®, the price return version is ordinarily calculated without regard to cash dividends on the Nasdaq-100 Index® stocks. However, all Nasdaq-100 Index® calculations reflect extraordinary cash distributions and special dividends.
The Nasdaq-100 Index® is a modified market capitalization-weighted index. The value of the Nasdaq-100 Index® equals the Nasdaq-100 Index® market value divided by the Nasdaq-100 Index® divisor. The overall Nasdaq-100 Index® market value is the aggregate of each Nasdaq-100 Index® stock’s market value, as may be adjusted for any corporate actions. A Nasdaq-100 Index® stock’s market value is determined by multiplying the last sale price by its index share weight, also known as “index shares”. Index shares are equal to the total number of shares outstanding for a Nasdaq-100 Index® stock. In other words, the value of the Nasdaq-100 Index® is equal to (i) the sum of the products of (a) the index shares of each of the Nasdaq-100 Index® stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the Nasdaq-100 Index®.
The price return Nasdaq-100 Index® divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq-100 Index® divided by (ii) the previous day Nasdaq-100 Index® value.
If trading in a Nasdaq-100 Index® stock is halted on its primary listing market, the most recent last sale price for that stock is used for all Nasdaq-100 Index® computations until trading on such market resumes. Similarly, the most recent last sale price is used if trading in a Nasdaq-100 Index® stock is halted on its primary listing market before the market opens.
The Nasdaq-100 Index® is calculated in U.S. dollars during the U.S. market trading day based on the last sale price and are disseminated once per second from 09:30:01 until 17:16:00 ET. The closing value of the Nasdaq-100 Index® may change up until 17:15:00 ET due to corrections to the last sale price of the Nasdaq-100 Index® stocks. The official closing value of the Nasdaq-100 Index® is ordinarily disseminated at 17:16:00 ET.
Nasdaq-100 Index® Maintenance
Changes to Nasdaq-100 Index® Constituents
Changes to the Nasdaq-100 Index® constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an index stock issuer no longer meets the criteria for continued inclusion in the Nasdaq-100 Index®, or is otherwise determined to have become ineligible for continued inclusion in the Nasdaq-100 Index®, it is replaced with the largest market capitalization issuer not currently in the Nasdaq-100 Index® that meets the applicable eligibility criteria for initial inclusion in the Nasdaq-100 Index®.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Ordinarily, a stock will be removed from the Nasdaq-100 Index® at its last sale price. However, if at the time of its removal the Nasdaq-100 Index® stock is halted from trading on its primary listing market and an official closing price cannot readily be determined, the Nasdaq-100 Index® stock may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the Nasdaq-100 Index® stock after the close of the market but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated.
Divisor Adjustments
The divisor is adjusted to ensure that changes in Nasdaq-100 Index® constituents either by corporate actions (that adjust either the price or shares of a Nasdaq-100 Index® stock) or Nasdaq-100 Index® participation outside of trading hours do not affect the value of the Nasdaq-100 Index®. All divisor changes occur after the close of the applicable index stock markets.
Quarterly Nasdaq-100 Index® Rebalancing
On a quarterly basis coinciding with the quarterly scheduled index shares adjustment procedures, as discussed below, the Nasdaq-100 Index® will be rebalanced if it is determined that (1) the current weight of the single Nasdaq-100 Index® stock with the largest market capitalization is greater than 24.0% of the Nasdaq-100 Index® or (2) the collective weight of those stocks whose individual current weights are in excess of 4.5% exceeds 48.0% of the Nasdaq-100 Index®. In addition, a “special rebalancing” of the Nasdaq-100 Index® may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the Nasdaq-100 Index®. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.
If the first weight distribution condition is met and the current weight of the single Nasdaq-100 Index® stock with the largest market capitalization is greater than 24.0%, then the weights of all stocks with current weights greater than 1.0% (“large stocks”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest Nasdaq-100 Index® stock reaches 20.0%.
If the second weight distribution condition is met and the collective weight of those stocks whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the Nasdaq-100 Index®, then the weights of all such large stocks in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.
The aggregate weight reduction among the large stocks resulting from either or both of the rebalancing steps above will then be redistributed to those stocks with weightings of less than 1.0% (“small stocks”) in the following manner. In the first iteration, the weight of the largest small stock will be scaled upwards by a factor which sets it equal to the average Nasdaq-100 Index® weight of 1.0%. The weights of each of the smaller remaining small stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the small stocks such that the smaller the Nasdaq-100 Index® stock in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component stocks in the Nasdaq-100 Index®.
In the second iteration of the small stock rebalancing, the weight of the second largest small stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average Nasdaq-100 Index® weight of 1.0%. The weights of each of the smaller remaining small stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the small stocks such that, once again, the smaller the stock in the ranking, the less its weight will be scaled upward. Additional iterations will be performed until the accumulated increase in weight among the small stocks equals the aggregate weight reduction among the large stocks that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.
Finally, to complete the rebalancing process, once the final weighting percentages for each Nasdaq-100 Index® stock have been set, the index share weights (or index shares) will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index® at the close of trading on the last calendar day in February, May, August and November. Changes to the index shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the Nasdaq-100 Index®. Ordinarily, new rebalanced index share weights will be determined by applying the above procedures to the current index share weights. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the Nasdaq-100 Index® components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.
During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the Nasdaq-100 Index® from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.
Corporate Actions and Nasdaq-100 Index® Adjustments
Aside from changes resulting from quarterly rebalancing, intra-quarter changes in index shares driven by corporate events can also result from a change in a Nasdaq-100 Index® stock’s total shares outstanding that is greater than 10.0%. If a stock is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks. Changes in the price and/or index shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. Changes in total shares outstanding are determined by an index stock issuer’s public filings with the SEC. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and

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December. The index shares are derived from the stock’s total shares outstanding. The index shares are then adjusted by the same percentage amount by which the total shares outstanding have changed.
The following corporate actions will be made effective on the ex-date. If there is no ex-date announced by the index exchange, there will be no adjustment to the Nasdaq-100 Index® as a result of a corporate action.
Stock Split and Stock Dividend. A stock split and stock dividend is the action of a Nasdaq-100 Index® stock in increasing its index shares and decreasing the par value proportionately. There is no flow of capital into or out of the company. The number of index shares in the Nasdaq-100 Index® increases but the market capitalization of the stock remains unchanged. The price of the Nasdaq-100 Index® stock is adjusted to reflect the ratio of a stock split and stock dividend and a corresponding inverse adjustment to the index shares is made.
Reverse Stock Split. A reverse stock split is the action of a Nasdaq-100 Index® stock in decreasing its index shares and decreasing the par value in proportion. There is no flow of capital into or out of the company. The number of index shares in the Nasdaq-100 Index® decreases but the market capitalization of the stock remains unchanged. The price of the Nasdaq-100 Index® stock is adjusted to reflect the ratio of the reverse stock split and a corresponding inverse adjustment to the index shares is made.
Special Cash Dividends. A dividend is considered “special” if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. Other nomenclature for a special dividend may include, but is not limited to, “extra”, “extraordinary”, “non-recurring”, “one-time” and “unusual”. The price of the Nasdaq-100 Index® stock in the Nasdaq-100 Index® is adjusted for the amount of the special cash dividend.
Cash and Stock Dividends. If a Nasdaq-100 Index® stock is paying a cash and stock dividend on the same date, the cash dividend is applied before the stock dividend unless otherwise indicated in the information provided by the index exchange. Additionally, in the case of an optional dividend which allows the holder to choose between receiving cash or stock, the adjustment will be made in the manner in which the dividend has been announced by the index exchange.
Stock Distribution of Another Stock. If a Nasdaq-100 Index® stock is distributing shares of a different stock, the value of the Nasdaq-100 Index® stock will be adjusted downward to reflect the ratio of the distribution. There is no adjustment to index shares. If the stock being distributed is another class of common shares of the same issuer, the value of the existing Nasdaq-100 Index® stock will be adjusted downward to reflect the ratio of the distribution with no adjustment to index shares, and the new class of shares may be added to the Nasdaq-100 Index® on a pro-rata basis.
Spin-offs. If a Nasdaq-100 Index® stock is spinning off a stock, the value of the Nasdaq-100 Index® stock will be adjusted downward to reflect the ratio of the distribution. There is no adjustment to index shares. If a when-issued market is established for the spin-off company, the price of the Nasdaq-100 Index® stock is adjusted downward by the value of the spinoff. The value of the spin-off is determined by multiplying the spin-off ratio by the when-issued price. In the event the value of the spinoff has not been established as indicated above then no price adjustment is made to the Nasdaq-100 Index® stock. The new stock resulting from the spin-off transaction is not added to the Nasdaq-100 Index®.
Rights Offerings. The price of a Nasdaq-100 Index® stock is adjusted on the ex-date for rights offerings if the rights are transferable and the offering has a subscription price on an equivalent per share basis that is less than the closing price of the underlying stock (the Nasdaq-100 Index® stock the right entitles a holder to purchase) on the day prior to the ex-date. The price of the Nasdaq-100 Index® stock is adjusted downward for the value of the right. The value of the right is equal to (1) (i) the previous last sale price of the underlying stock minus (ii) the sum of (a) the subscription price of the right plus (b) the cash dividend of the underlying stock, if any, divided by (2) the number of rights required to purchase one share plus one.
Corporate actions are implemented in the Nasdaq-100 Index® in accordance with the Nasdaq-100 Index® maintenance rules discussed above. The divisor will also be adjusted as a result of corporate actions that adjust either the price or shares of a Nasdaq-100 Index® stock. Nasdaq, Inc. will make announcements prior to the effective date of any corporate actions.
In the case of mergers and acquisitions, the index stock issuer may be removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the removal of the Nasdaq-100 Index® stock will occur as soon as reasonably practicable, once results have been received indicating that the acquisition will likely be successful.
If a company files for bankruptcy, the Nasdaq-100 Index® stock or stocks of the issuer will be removed from the Nasdaq-100 Index® as soon as practicable thereafter. The value of the Nasdaq-100 Index® stock will be considered $0.00000001 if no other applicable price can be observed on the Nasdaq Global Select Market or the Nasdaq Global Market.
Discretionary Adjustments
In addition to the above, Nasdaq, Inc. may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, if deemed essential, apply discretionary adjustments to ensure and maintain the quality of the Nasdaq-100 Index® construction and calculation.

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Market Disruption Events
If a Nasdaq-100 Index® stock does not trade on its primary listing market on a given day or such index market has not opened for trading, the most recent last sale price from the index market (adjusted for corporate actions, if any) is used. If a Nasdaq-100 Index® stock is halted from trading on its index market during the trading day, the most recent last sale price is used until trading resumes.
Corrections and Calculations
The closing value of the Nasdaq-100 Index® may change up until 17:15:00 ET due to corrections to the last sale price of the Nasdaq-100 Index® stocks. In the event that a change has been made to the Nasdaq-100 Index® intraday, Nasdaq, Inc. will make an announcement describing such change. In the event a Nasdaq-100 Index® calculation has been corrected retroactively, an announcement will be provided.
License Agreement
We have entered into a non-exclusive license agreement with Nasdaq, Inc., which grants us a license in exchange for a fee to use the Nasdaq-100 Index® in connection with the issuance of certain securities, including the Securities.
The Securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The Corporations make no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in Securities generally or in the Securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to TD (“Licensee”) is in the licensing of the Nasdaq-100® , Nasdaq-100 Index®, and Nasdaq® trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by the Corporations without regard to Licensee or the Securities. The Corporations have no obligation to take the needs of the Licensee or the owners of the Securities into consideration in determining, composing or calculating the Nasdaq-100 Index® . The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.
The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by licensee, owners of the Securities, or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through July 25, 2022.
We obtained the information regarding the historical performance of NDX in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of NDX should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of NDX on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

Nasdaq-100 Index® (NDX)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Russell 2000® Index
All disclosures contained in this pricing supplement regarding the Russell 2000® Index (the “RTY”), including, without limitation, its makeup, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Frank Russell Company (“FTSE Russell”).
FTSE Russell, which owns the copyright and all other rights to the RTY, has no obligation to continue to publish, and may discontinue publication of, the RTY at any time. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the Securities, and FTSE Russell may discontinue publication of the RTY at any time. Neither we nor TDS accepts any responsibility for the calculation, maintenance or publication of the RTY or any successor index.
The RTY measures the performance of stocks of 2,000 companies in the U.S. equity market and is designed to track the performance of the small capitalization segment of the U.S. equity market. The RTY is a subset of the Russell 3000® Index, which is an index that measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY was set to 135 as of the close of business on December 31, 1986 and is calculated, maintained and published by FTSE Russell.
Select information regarding top constituents and industry and/or sector weightings may be made available by FTSE Russell on its website.
Selection of Stocks Underlying the RTY
All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location and also trades on a “standard exchange” in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume). Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses an average of two years of assets or revenues data for this analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country in which its headquarters (which is defined as the address of the company’s principal executive offices are located) unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Falkland Islands, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Liechtenstein, Marshall Islands, Monaco, Panama, Saba, Sint Eustatius, Sint Maarten, Suriname and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by FTSE Russell as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of the People’s Republic of China (the “PRC”), (ii) the company is listed on the NYSE, the Nasdaq or the NYSE American (formerly the NYSE MKT), (iii) over 55% of the revenue or assets of the company are derived from the PRC, and (iv) the company is controlled by a mainland Chinese entity, company or individual, provided that if the shareholder background cannot be determined with publicly available information, FTSE Russell will consider other criteria, including whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China. An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the PRC, (ii) the company is no longer listed on the NYSE, the Nasdaq or the NYSE American, (iii) the percentages of revenue and assets derived from the PRC have both fallen below 45%, or (iv) the company is acquired by, or a controlling stake is held by, a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging).
FTSE Russell requires that all securities eligible for inclusion in the RTY trade on CBOE (formerly bats), NYSE, the Nasdaq exchange, NYSE American (formerly NYSE MKT) or NYSE Arca, each a “standard exchange”. Bulletin board, pink-sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. Initial public offerings are added each quarter and must have a closing price on its primary exchange at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

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An important criteria used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, FTSE Russell will determine a primary trading vehicle, and the price of that primary trading vehicle (usually the most liquid) is used to calculate market capitalization.
Companies with a total market capitalization of $30 million or less are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. Indices. Business development companies, exchange traded funds and mutual funds are also excluded. Bulletin board, pink-sheets, and OTC traded securities are not eligible for inclusion. Finally, to be eligible for the RTY a company must have average daily dollar trading volume that exceeds the global median, which is determined each reconstitution rank day by ranking all securities in investable countries by average daily dollar trading volume.
Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the last trading day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.
After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
License Agreement
The Russell 2000® Index is a trademark of FTSE Russell and has been licensed for use by TD. The Securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the Securities.
FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell 2000® Index or any data included in the Russell 2000® Index and has no liability for any errors, omissions, or interruptions in the Russell 2000® Index. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the Securities, or any other person or entity from the use of the Russell 2000® Index or any data included in the Russell 2000® Index in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000® Index or any data included in the Russell 2000® Index. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.
The Securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell 2000® Index is based. FTSE Russell’s only relationship to TD is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000® Index, which is determined, composed and calculated by FTSE Russell without regard to TD or the Securities. FTSE Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the Securities.
“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through July 25, 2022.
We obtained the information regarding the historical performance of RTY in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of RTY should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of RTY on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.
Russell 2000® Index (RTY)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Securities are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
Tax Treatment to U.S. Holders. By purchasing the Securities, you agree with TD, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes with respect to the Reference Assets. If your Securities are so treated and you are a U.S. holder, as defined in the product supplement, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities ending prior to the maturity or automatic call of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity or automatic call of your Securities, and such holding period may be less than one year even if you receive cash upon the maturity or automatic call of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses may be subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – U.S. Federal Income Tax Treatment – Alternative Treatments” in the product supplement.
Except to the extent otherwise required by law, TD intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Section 1297. We will not attempt to ascertain whether any of the Reference Asset Constituent Issuers would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain recognized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

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Non-U.S. Holders. If you are a non-U.S. holder, as defined in the product supplement, subject to Section 871(m) of the Code, Section 897 of the Code and FATCA, as discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the Securities generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Reference Asset Constituent Issuer would be treated as a “United States real property holding corporation” (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”), as defined in Section 897 of the Code. If any such entity or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of a Security to U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Reference Asset Constituent Issuer as a USRPHC and the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends.  Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on the terms of the Securities and our review of certain facts concerning the foregoing, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our special U.S. tax counsel’s opinion is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the Pricing Date of the Securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the Pricing Date, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset, any Reference Asset Constituent Issuer or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities. If you enter, or have entered, into other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical income, and the gross proceeds from a disposition of property of a type that can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition (because proposed Treasury regulations, which may be currently relied upon, would eliminate FATCA withholding on gross proceeds), and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

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Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the term of the Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to an investment in the Securities, as well as any tax consequences of the beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the Reference Asset Constituent Issuers).

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Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions
We have appointed TDS, an affiliate of TD, and Wells Fargo Securities, as the Agents for the sale of the Securities. Pursuant to the terms of a distribution agreement, the Agents will purchase the Securities from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, including WFA, or will offer the Securities directly to investors. The Agents may resell the Securities to other registered broker-dealers at the public offering price less a concession not in excess of $17.50 (1.75%) per $1,000 Principal Amount of the Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per $1,000 Principal Amount of the Securities of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. The Agents or other registered broker-dealers will offer the Securities at the public offering price set forth on the cover page of this pricing supplement. Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Securities in these accounts may be as low as $975.75 (97.575%) per $1,000 Principal Amount of the Securities. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities.
In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliated agent of ours is permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Securities after their initial sale. If a purchaser buys the Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Prohibition of Sales to European Economic Area Retail Investors
The Securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)
a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The Securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, subject to amendments made by the Prospectus (Amendment etc.) (EU Exit) Regulations 2019 (SI 2019/1234) (as may be amended or superseded from time to time) ; and

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(b)
the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, subject to amendments made by the Packaged Retail and Insurance-based Investment Products (Amendment) (EU Exit) Regulations 2019 (SI 2019/403) (as may be amended or superseded from time to time, the “UK PRIIPs Regulation”) for offering or selling any Securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any Securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

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Additional Information Regarding the Estimated Value of the Securities
The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public, which we refer to as the Pricing Date, as indicated under “Summary” herein, based on prevailing market conditions on the Pricing Date, and will be communicated to investors in the final pricing supplement.
The economic terms of the Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, estimated costs which we may incur in connection with the Securities and an estimate of the difference between the amounts we pay to an affiliate of WFS and the amounts that an affiliate of WFS pays to us in connection with hedging your Securities as described further under “Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions” above. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the Securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the Securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Securities, and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Securities. For more information see the discussion under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value on the Pricing Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” in this pricing supplement.

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